AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 4, 2001

REGISTRATION  N0.  333-______
Post-Effective  Amendment  No. 1 to  Registration
Statement No. 333-02973 (Filed pursuant to Rule 429)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            BNL FINANCIAL CORPORATION
      --------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                 IOWA                                42-1239454
 ------------------------------                   -------------------
(State or Other Jurisdiction of                   (I.R.S.   Employer
 Incorporation or organization                     Identification No.)

                        2100 WEST WILLIAM CANNON, SUITE L
                               AUSTIN, TEXAS 78745
                                  512-383-0220
--------------------------------------------------------------------------------
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                                 WAYNE E. AHART
                                    CHAIRMAN
                            BNL FINANCIAL CORPORATION
                        2100 WEST WILLIAM CANNON, SUITE L
                               AUSTIN, TEXAS 78745
                                  512-383-0220
--------------------------------------------------------------------------------
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

                                   COPIES T0:
  -----------------------------------------------------------------------------
                                MICHAEL E. KARNEY
                            FRIDAY, ELDREDGE & CLARK
                               2000 REGIONS CENTER
                              400 W. CAPITOL AVENUE
                        LITTLE ROCK, ARKANSAS 72201-3493
                                  501-376-2011

                         APPROXIMATE  DATE OF  COMMENCEMENT  OF PROPOSED SALE TO
                   THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                                              ------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or



         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. __________________________ x

         If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a  post-effective  amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                          ------------------------------
                                          CALCULATION OF REGISTRATION FEE
                                                                                Proposed
                                                     Proposed                   Maximum
   Title of                                          Maximum                    Aggregate        Amount of
 Securities to             Amount to be              Offering Price             Offering         Registration
be Registered              Registered(1)(2)(3)       Per Share(4)               Price            Fee(5)
==================================================================================================================================
Common Stock,              2,000,000 shares          $0.50                    $1,000,000         $250.00
no par value
----------

(1) Estimated solely for purpose of calculating the amount of the registration fee. This amount represents the maximum number of shares of Common Stock which may be issued upon the exercise of options granted pursuant to the 1994 Brokers' and Agents' Nonqualified Stock Option Plan.

(2) A total of 250,000 of the shares being registered hereby have been previously registered on Registration Statement No. 333-02973 and are being carried forward on this registration statement in accordance with Rule 429.

(3) Pursuant to Rule 416, this Registration Statement is deemed to register an additional indeterminable amount of Common Stock which may be issued in connection with stock splits, stock dividends, or similar transactions.

(4) Pursuant to Rule 457(h), the registration fee is based upon the exercise price of the options which may be exercised in exchange for the common stock being registered hereby.

(5) Of the total registration fee, $100 of such amount was previously paid in connection with the registration of a total of 250,000 shares on Registration Statement No. 333-02973, which such shares are being carried forward on this Registration Statement in accordance with Rule 429.



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
                                  SUBJECT TO COMPLETION, DATED SEPTEMBER 4, 2001

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                                  2,000,000 Shares
                                              BNL FINANCIAL CORPORATION
                                                    Common Stock


     The shares of common stock being offered by this prospectus are issuable upon the exercise of certain stock options which may be granted under our 1994 Broker's and Agent's Nonqualified Stock Option Plan to independent insurance agents who sell insurance policies on our behalf. We receive no consideration in granting the options. We will receive the exercise price of the options, which is currently $.50 per share, in the event of an exercise of the options for the purchase of our common stock underlying the options. The exercise price of the options will be determined at the time of their issuance and may be changed from time to time.

        We have not engaged any underwriters with respect to the sale of our common stock in this offering and therefore we will not be required to pay any underwriter discounts or commissions. See our discussion of the "Plan of Distribution" elsewhere in this prospectus. Assuming all 2,000,000 options were exercised for the purchase of our common stock at the current exercise price of $.50 per share, our aggregate proceeds would be $1,000,000.

         Our common stock is not listed on any national exchange or automated quotation system. It is our understanding that the last sale price of our common stock was approximately $.50 per share.

         Investing in our common stock involves risks. See "Risk Factors" on page 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The date of this prospectus is September 4, 2001.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY............................................................ 1
         The Company.......................................................... 1
         The Offering......................................................... 1
         Summary Historical Consolidated Financial Data....................... 1
         Our Address.......................................................... 2

RISK FACTORS.................................................................. 2

USE OF PROCEEDS.............................................................. 12

PRICE RANGE OF COMMON STOCK.................................................. 13

DESCRIPTION OF THE 1994 BROKERS' AND AGENTS' NONQUALIFIED STOCK OPTION PLAN.. 13
         Purpose............................................................. 13
         Administration...................................................... 13
         Participants........................................................ 13
         Number of Shares Subject to Options................................. 13
         Exercise Price and Term............................................. 14
         Exercise of Options................................................. 14
         Agreements.......................................................... 14
         Manner of Exercise.................................................. 14
         Restrictions on Transferability..................................... 14
         Termination of Agency............................................... 15
         Termination by Death or Disability.................................. 15
         Adjustments......................................................... 15
         Amendment........................................................... 15
         Term................................................................ 15

DESCRIPTION OF CAPITAL STOCK................................................. 16
         General............................................................. 16
         Common Stock........................................................ 16
         Preferred Stock..................................................... 16
         Possible Anti-Takeover Effect of Charter and Bylaw Provisions....... 17
         Director's Liability................................................ 17
         Section 1110 of the Iowa Business Corporation Act................... 17
         Certain Effects of Authorized but Unissued Stock.................... 18
         Shares Eligible for Future Sale..................................... 18

PLAN OF DISTRIBUTION......................................................... 19

LEGAL MATTERS................................................................ 20

EXPERTS...................................................................... 20

AVAILABLE INFORMATION........................................................ 21

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................. 21

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                           FORWARD-LOOKING STATEMENTS

         All statements, trend analyses and other information contained in this report and elsewhere (such as in filings by us with the Securities and Exchange Commission, press releases, presentations by us or our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "continue," "pro forma," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, among other things: (i) general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the market value of our investments and the lapse rate and profitability of policies; (ii) customer response to new products and marketing initiatives; (iii) mortality, morbidity and other factors which may affect the profitability of our products; (iv) changes in the federal income tax laws and regulations which may affect the relative income tax advantages of our products;
(v) regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of our products; (vi) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking information statements.

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS INFORMATION APPEARING ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THIS SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE PURCHASING OUR COMMON STOCK. UNLESS THE CONTEXT REQUIRES OTHERWISE, REFERENCES TO "WE", "US" OR "OUR" REFER COLLECTIVELY TO BNL FINANCIAL CORPORATION AND ITS SUBSIDIARIES.

The Company

         We are an insurance holding company incorporated in the State of Iowa in 1984 that operates through four direct or indirect wholly-owned subsidiaries. We are licensed in 27 states to offer life, accident and health insurance on an individual and group basis through a network of 3,693 independent agents and brokers. We emphasize the marketing of specialized or "niche" life and health insurance products including 10-year level term life insurance policies, hospital indemnity policies and dental insurance, all designed to be sold on a group or payroll deduction basis.

The Offering

We will receive no cash consideration from the grant of the options under the 1994 Brokers' and Agents' Nonqualified Stock Option Plan. We will receive proceeds equal to the exercise price of each option exercised, if any. The option exercise price is currently $.50 per share but may be changed from time to time, as appropriate. In the event that any of the options are exercised in the future, it is currently anticipated that such proceeds will be used for general corporate and working capital purposes.

See "Risk Factors" and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Summary Historical Consolidated Financial Data

         The following summary historical consolidated financial data presented for fiscal 1996 through fiscal 2000 and for the first six months of 2000 and the first six months of 2001 are derived from our historical consolidated financial data for these periods. You should read the selected financial information together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations," and with the consolidated financial statements, including the related notes, included in our Annual Report on Form 10-KSB for the year ended December 31, 2000 and our Quarterly Reports on Form 10-Q for the period ended March 31, 2001, and for the period ended June 30, 2001, all of which are incorporated into this prospectus by reference and which shall be provided to any recipient of this prospectus free of charge upon receipt by us of an oral or written request. See "Incorporation of Certain Documents by Reference."




                                       For the Six Months                                For the Year
                                        Ended June 30,                                 Ended December 31,
                                   -----------------------       -------------------------------------------------------------
                                        2001      2000           2000          1999          1998          1997          1996
                                        ----      ----           ----          ----          ----          ----          ----
                                                                           (In thousands Except Per Share Information)
                                   -----------------------       --------------------------------------------------------------



Revenues                            $19,339       $17,878 $      36,183 $      30,533 $      21,920 $     12,468  $      8,206
Operating                             1,126         1,165         2,734           207       (1,247)        (932)         (940)
   Income(Loss)
Net Income (Loss)                       874         1,165         3,444           207       (1,247)        (932)         (940)

Earnings (Loss) Per
Share:
   Basic                              $0.04 $        0.05 $        0.15 $        0.01 $      (0.05) $     (0.04)  $     (0.04)
   Diluted                            $0.04 $        0.05 $        0.15 $        0.01 $      (0.05) $     (0.04)  $     (0.04)

Weighted-Average
   Common and
   Common Equiva-
   lent Shares Out-
   standing:
      Basic                          23,311        23,311        23,311        23,311        23,311       23,311        23,311
      Diluted                        23,311        23,311        23,311        23,311        23,311       23,311        23,311


At Period End:

Total Assets                        $18,313       $14,601       $17,580       $13,949       $14,328      $14,148       $14,101

Total Liabilities                     8,650         8,971         9,073         9,644         9,124        7,735         6,969
Stockholders' Equity                  9,663         5,630         8,507         4,305         5,204        6,413         7,132


Our Address

         Our executive offices are located at 2100 West William Cannon, Suite L, Austin, Texas 78745, and our telephone number at that address is (512) 383-0220. Our website address is www.bnlac.com. The information on our website is not a part of this prospectus.

                                                    RISK FACTORS

         We urge you to carefully consider the risk factors set forth below, as well as the other information set forth in this prospectus, in connection with making an investment decision with respect to the common stock being offered hereby. In addition, you are strongly urged to consider the risk factors set forth elsewhere in this prospectus. This prospectus contains forward-looking statements which involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause these differences include, but are not limited to, the risk factors set forth below.

We are subject to a class action lawsuit.

         A  class  action  lawsuit  claiming  violations  by us of the  Arkansas
Securities Act was filed against us and certain of our subsidiaries and affiliates in 1996 and is currently pending against us. The action has been brought on behalf of all Arkansas residents who are purchasers of stock of a subsidiary in certain public offerings. The parties to the suit are currently conducting discovery and the matter is set for trial on October 15, 2001.

         Management feels that this litigation matter is without merit and intends to continue to vigorously contest and defend this case. However, there can be no assurances that this matter will not be adjudicated in favor of the plaintiffs and result in consequences materially adverse to us. Even if we prevail in this matter, there can be no assurances that such a resolution will not require such an expenditure of time, effort and expense as would result in a material adverse consequence to us.

We may not be able to compete with larger, more established insurance companies.

         Our industry is highly fragmented and competitive. We face competition from a large number of companies who provide insurance and/or competitive products. Some of our existing and potential competitors may be larger and have greater resources and access to capital than we do. Maintaining our competitive position may require us to make substantial investments in our product development efforts, distribution network and sales and marketing activities. Competitive pressures may also result in decreased demand for our products and in the loss of market share. In addition, we face, and will continue to face, pressure on sales prices of our products from competitors, as well as from large customers. As a result of these pricing pressures, we may in the future experience reductions in the profit margins on sales.

         There are many life and health insurance companies in the U.S. Agents placing insurance business with our insurance subsidiary are compensated on a commission basis. However, some companies may pay higher commissions and charge lower premium rates and many companies have more substantial resources than we do. In addition, consolidations of insurance and banking institutions, which are permitted under recently-enacted federal legislation, may adversely affect the ability of our insurance subsidiary to expand our customer referral relationships with mortgage lending and servicing institutions. The principal cost and competitive factors that affect the ability of our insurance subsidiary to sell its insurance products on a profitable basis are:

         -        the general level of premium rates for comparable products;

         - the extent of individual policyholders services required to service each product category;

         -        general interest rate levels;

         -        competitive commission rates and related marketing costs;

         -        legislative and regulatory requirements and restrictions;

         - the impact of competing insurance and other financial products and

         -        the condition of the regional and national economies.

         In  addition,  the use of a  third-party  insurer to  provide  products limits our income potential to the fees generated by the distribution arrangements with such a third-party insurer. However, it should be noted that our decision to make product lines available to our agents through a third-party insurer was based upon an analysis that our income from direct writing of such products was not expected to meet our target profit margins.

The passage of the Financial Services Modernization Act may adversely affect our insurance subsidiary's current sales methods.

         On November 12, 1999, the Financial Services Modernization Act was signed into law, effective March 12, 2000. In general, the act provides that financial institutions have certain obligations with respect to the maintenance of the privacy of customer information, so as to insure the security and confidentiality of customer records and information, to protect against any anticipated threats or hazards to the security or integrity of these records and to protect against unauthorized access or use of these records or information which could result in substantial harm or inconvenience to any customer. In addition, the act places new restrictions on disclosure of nonpublic personal information to third party institutions seeking to utilize such information in connection with the sale of products or services. A financial institution may disseminate certain types of customer information to nonaffiliated third parties if the institution provides clear and conspicuous disclosure of the institution's privacy policy and the customer authorizes the release of certain information to third parties. Where the customer permits the release of the information, the act restricts disclosure of information that is non-public in nature but does not prohibit the release of information which can be obtained from public sources such as the Internet. In addition, regulations are expected to be adopted that implement the purposes of the act. Because these regulations have not been finalized, we are unable to determine whether the final regulations will impact the ability of financial institutions to supply lead information. We currently do not receive any lead information from financial institutions.

In certain circumstances, regulatory authorities may place our insurance subsidiary under regulatory control.

         Our insurance subsidiary is subject to risk-based capital requirements imposed by the National Association of Insurance Commissioners. These requirements were imposed to evaluate the adequacy of statutory capital and surplus in relation to investment and insurance risks associated with:

         -        asset quality;

         -        mortality and morbidity;

         -        asset and liability matching; and

         -        other business factors.

         The requirements are used by states as an early warning tool to discover potential weakly capitalized companies for the purpose of initiating regulatory action. Generally, if an insurer's risk-based capital falls below specified levels, the insurer would be subject to different degrees of regulatory action depending upon the magnitude of the deficiency. Possible regulatory actions range from requiring the insurer to propose actions to correct the risk-based capital deficiency to placing the insurer under regulatory control.

         Specifically, there are four different levels of regulatory attention, depending upon the ratio of a company's total adjusted capital to its authorized control level risk based capital.

         -        A "company action level event" is generally triggered
                  if a company's total adjusted capital is less than 200% but greater than or equal to 150% of its authorized control level risk based capital. When this occurs, the company must submit a comprehensive plan to the regulatory authority which discusses proposed corrective actions to improve its capital position.

         - A "regulatory action level event" is triggered if a company's total adjusted capital is less than 150% but greater than or equal to 100% of its authorized control level risk based capital. When this occurs, the regulatory authority will perform a special examination of the company and issue an order specifying corrective actions that must be followed.

        - An "authorized control level event" is triggered if a company's total adjusted capital is less than 100% but greater than or equal to 70% of its authorized control level risk based capital. When this occurs, the regulatory authority may take any action it deems necessary, including placing the company under regulatory control.

         - A "mandatory control level event" is triggered if a company's total adjusted capital is less than 70% of its authorized control level risk based capital. When this occurs, the regulatory authority is mandated to place the company under its control.

         As of December 31, 2000, the total adjusted capital of our insurance subsidiary was 592.1% of their respective authorized control level risk based capital. If this percentage were to decrease to one of the four levels provided above, regulatory action could have a material adverse effect on our results of operations.

Our insurance subsidiary may be required to pay assessments to fund policyholder losses or liabilities; this may have a material adverse effect on our results of operations.

         The solvency or guaranty laws of most states in which an insurance company does business may require that company to pay assessments (up to certain prescribed limits) to fund policyholder losses or liabilities of insurance companies that become insolvent. Recent insolvencies of insurance companies increase the possibility that these assessments may be required. These assessments may be deferred or forgiven under most guaranty laws if they would threaten an insurer's financial strength and, in certain instances, may be offset against future premium taxes. We cannot estimate the likelihood and amount of future assessments. Any future assessments may have a material adverse effect on our results of operations.

Our  insurance   subsidiary   is  subject  to  regulation  by  state   insurance
departments.

         Our insurance subsidiary is subject to regulation and supervision by the states in which they are licensed to do business. This regulation is designed primarily to protect policy owners. Although the extent of regulation varies by state, the respective state insurance departments have broad administrative powers relating to the granting and revocation of licenses to transact business, licensing of agents, the regulation of trade practices and premium rates, the approval of form and content of financial statements and the, type and character of investments.

         These laws and regulations require our insurance subsidiary to maintain certain minimum surplus levels and to file detailed periodic reports with the supervisory agencies in each of the states in which it does business, and its business and accounts are subject to examination by these agencies at any time. The insurance laws and regulations of the domiciliary state of our insurance subsidiary require that this subsidiary be examined at specified intervals. Brokers National Life Assurance Company is domiciled in the State of Arkansas.

         A number of states regulate the manner and extent to which insurance companies may test for Acquired Immune Deficiency Syndrome (AIDS) antibodies in connection with the underwriting of life insurance policies. To the extent permitted by law, our insurance subsidiary considers AIDS information in underwriting coverages and establishing premium rates. An evaluation of the financial impact of future AIDS claims is extremely difficult, due in part to insufficient and conflicting data regarding the incidence of the disease in the general population and the prognosis for the probable future course of the disease.

The federal government may seek to regulate the insurance industry.

         Although the federal government generally does not directly regulate the insurance industry, federal initiatives often have a direct impact on the insurance business. Current and proposed measures that may significantly affect the insurance business generally include limitations on anti-trust immunity and minimum solvency requirements.

         On  November  12,  1999,   President   Clinton   signed  into  law  the
Gramm-Leach-Bliley Act of 1999, implementing fundamental changes in the regulation of the financial services industry in the U.S. The act permits the transformation of the already converging banking, insurance and securities industries by permitting mergers that combine commercial banks, insurers and securities firms under one holding company. Under the act, national banks retain their existing ability to sell insurance products in some circumstances. In addition, bank holding companies that qualify and elect to be treated as "financial holding companies" may engage in activities, and acquire companies engaged in activities, that are "financial" in nature or "incidental" or "complementary" to such financial activities, including acting as principal, agent or broker in selling life, property and casualty and other forms of insurance, including annuities. A financial holding company can own any kind of insurance company or insurance broker or agent, but its bank subsidiary cannot own the insurance company. Under state law, the financial holding company would need to apply to the insurance commissioner in the insurer's state of domicile for prior approval of the acquisition of the insurer, and the act provides that the commissioner, in considering the application, may not discriminate against the financial holding company because it is affiliated with a bank. Under the act, no state may prevent or interfere with affiliations between banks and insurers, insurance agents or brokers, or the licensing of a bank or affiliate as an insurer or agent or broker.

         Until passage of the Gramm-Leach-Bliley Act, the Glass-Steagall Act of 1933, as amended, had limited the ability of banks to engage in securities-related businesses, and the Bank Holding Company Act of 1956, as amended, had restricted banks from being affiliated with insurance companies. With the passage of the Gramm-Leach-Bliley Act, bank holding companies may acquire insurers, and insurance holding companies may acquire banks. The ability of banks to affiliate with insurance companies may materially adversely affect all of our product lines by substantially increasing the number, size and financial strength of potential competitors.

         Moreover, the U.S. Supreme Court held in 1995 in NationsBank of North Carolina v. Variable Annuity Life Insurance Company that annuities are not insurance for purposes of the National Bank Act. Although the effect of these recent developments on our competitors and us is uncertain, both the persistency of our existing products and our ability to sell new products may be materially impacted by these developments in the future.

Proposed changes to the internal revenue code could have a material adverse effect on the results of our operations.

         Currently, under the Internal Revenue Code, holders of many life insurance and annuity products, including both traditional and variable products, are entitled to tax-favored treatment on these products. For example, income tax payable by policyholders on investment earnings under life insurance and annuity products which are owned by natural persons is deferred during the product's accumulation period and is payable, if at all, only when the insurance or annuity benefits are actually paid or to be paid.

     In the past, legislation has been proposed that would have curtailed the tax-favored treatment of some of our life insurance and annuity products. For example, in 1992, the Bush Administration proposed legislation that, had it been enacted, would have limited otherwise deductible interest payments for businesses that own life insurance policies on the lives of their employees. Similarly, in 1998, the Clinton Administration proposed legislation that, had it been enacted, would have caused transfers between separate accounts underlying tax-deferred annuity products to be taxable. The proposed legislation also contained other provisions unfavorable to tax favored annuity products. None of these proposals was enacted, and no such proposals or similar proposals are currently under active consideration by Congress. The Clinton Administration proposed tax law changes that would, if enacted, adversely affect corporate owned and bank owned life insurance product offerings. If these or similar proposals directed at limiting the tax-favored treatment of life insurance policies or annuity contracts were enacted, market demand for such products would be adversely affected. We currently do not offer any of the types of products which would have been affected by such legislation. The Economic Growth and Tax Relief Reconciliation Act of 2001 would either eliminate or significantly reduce Federal estate taxes. Many insurance products are designed and sold to help policyholders reduce the effect of Federal estate taxation on their estates. Thus, the enactment of any legislation that eliminates or significantly reduces Federal estate taxation would likely result in a significant reduction in sales of such currently tax-favored products. We currently do not offer any of the types of products which would have been affected by such legislation.

We are a holding company and rely on dividends from our insurance subsidiary; state insurance laws may restrict the ability of this subsidiary to pay dividends.

         We are an insurance holding company whose assets consist primarily of the outstanding capital stock of its insurance subsidiary. This form of corporate structure may have the effect in the future of making us dependent upon dividends from our insurance subsidiary to satisfy our financial obligations, pay operating expenses and pay dividends to our shareholders. Our insurance subsidiary is subject to regulation under the insurance and insurance company holding laws and regulations of the State of Arkansas. These statutes require prior regulatory agency approval or prior notice of certain material intercompany transactions, including the payment of dividends.

Interest rate volatility may adversely affect our profitability.

         Changes in interest rates affect many aspects of our business and can significantly affect our profitability. In periods of increasing interest rates, withdrawals of life insurance policies and fixed annuity contracts may increase as policyholders choose to forego insurance protection and seek higher investment returns. Obtaining cash to satisfy these obligations may require us to liquidate fixed income investment assets at a time when the market prices for those assets are depressed because interest rates have increased. This may result in realized investment losses. Regardless of whether we realize an investment loss, these cash payments would result in a decrease in total invested assets, and a decrease in net income. Premature withdrawals may cause us to accelerate amortization of policy acquisition costs, which would also reduce our net income.

         Conversely, during periods of declining interest rates, life insurance and annuity products may be relatively more attractive to consumers, resulting in increased premium payments on products with flexible premium features, repayment of policy loans and increases in persistency, or a higher percentage of insurance policies remaining in force from year to year. During such a period, our investment earnings will be lower because the interest earnings on our fixed income investments will be more likely to be prepaid or redeemed as borrowers seek to borrow at lower interest rates, and we may be required to reinvest the proceeds in securities bearing lower interest rates. Accordingly, during periods of declining interest rates, our profitability may suffer as the result of a decrease in the spread between interest rates credited to policyholders and returns on our investment portfolio.

         The profitability of our spread-based business depends in large part upon our ability to manage interest rate spreads, and the credit and other risks inherent in our investment portfolio. We cannot guarantee, however, that we will manage successfully our interest rate spreads or the potential negative impact of those risks.

Our shareholders should not place undue reliance on forward-looking information.

         Information contained in this prospectus may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934 which can be identified by the use of forward-looking terminology like "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "continue," or "pro forma" or the negative or other variations of those words or comparable terminology.

         All forward-looking statements contained in this prospectus are expressly qualified in their entirety by the cautionary statements set forth in this prospectus and the documents incorporated by reference. Our shareholders are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this prospectus and the date of the documents incorporated herein by reference. Except as required by law, we do not undertake any responsibility to update you on the occurrence of any anticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this prospectus or in documents incorporated by reference to this prospectus.

         We urge you to carefully consider the important factors set forth under "Risk Factors" and elsewhere in this prospectus that could cause actual results to differ materially from our expectations. These factors include, among other things:

-    our currently pending class action litigation matter;

- general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may adversely effect our ability to sell its products, the market value of our investments and the lapse rate and profitability of policies;

- Our ability to achieve anticipated levels of operational efficiencies and cost- saving initiatives;

- customer response to new products, distribution channels and marketing initiatives;

- mortality, morbidity and other factors which ma adversely effect the profitability of our insurance products;

- changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of our insurance products;

-    increasing competition in the sale of insurance and annuities;

- regulatory changes or actions, including those relating to regulation of insurance products and insurance companies;

-    ratings  assigned  to  our  insurance   subsidiary  by  independent  rating
     organizations such as A.M. Best Company; and

-    unanticipated litigation.

If we are unable to retain key management personnel and other skilled personnel, our business could be adversely affected.

Our success is dependent to a large degree upon the continued service of key members of our management, particularly Wayne E. Ahart, C. Donald Byrd, Kenneth Tobey and Barry N. Shamas. We have not entered into employment agreements with any of our executives or key management and we do not maintain key person life insurance on any of our employees. The loss of any of our executives or key management personnel could have a material adverse effect on our business, financial condition and results of operations. Our future success will also depend on our ability to attract, retain and motivate highly skilled personnel in various areas, including technical, marketing, sales and management. If we do not succeed in retaining and motivating our current employees and attracting new employees, our business could be adversely affected.

Limited trading volume of our common stock may contribute to its price volatility.

         Our common stock is not traded on any national exchange or on any automated quotation system. We are uncertain as to whether an active trading market in our common stock will develop. The price of our common stock may vary significantly as a result of many factors, including:

         - our results of operations;

         - analyst estimates; and

         - general market conditions.

         In addition, the securities markets sometimes experience significant price and volume fluctuations. These fluctuations are often unrelated or disproportionate to the operating performance of particular companies.

Future sales or issuance of shares of our common stock could adversely affect our share price.

         We currently have 23,311,944 shares of common stock outstanding. Assuming the exercise of all of the options granted under the 1994 Agents' Stock Option Plan and the issuance of all of the shares of our common stock being offered by this prospectus pursuant to such exercise, we will have 25,311,944 shares of common stock outstanding. All of the shares sold in this offering will be freely transferable and may be sold by anyone who is not one of our affiliates without registration under the Securities Act. The shares held by our affiliates may only be sold if they are registered under the Securities Act or if an exemption from registration is available, such as the exemption provided by Rule 144 under the Securities Act.

         In addition, as of September 4, 2001, there were 2,000,000 shares of common stock reserved for issuance pursuant to our stock option plans and options for the purchase of 935,075 shares of common stock were outstanding. These shares will be available for sale from time to time upon registration or pursuant to available exemptions from registration.

Our charter documents and Iowa law contain provisions that could make a merger, tender offer or proxy contest somewhat difficult.

         Our  bylaws   contain   provisions   that  could  have  the  effect  of
discouraging or making it more difficult for someone to acquire us through a tender offer, a merger, a proxy contest or otherwise, even though such an acquisition might be economically beneficial to our stockholders. These provisions include a requirement that action may be taken by stockholders without a meeting only upon the unanimous written consent of all stockholders entitled to vote with respect to the subject matter thereof, and a provision by which transactions between us and any director, officer or security holder, or any of their affiliates, will be valid only upon meeting certain disclosure, approval and fairness determinations. Our ability to issue preferred stock, in one or more classes or series, with those powers and rights as may be determined by our board of directors, also could make such an acquisition more difficult. In addition, these provisions may make the removal of management more difficult, even in cases where a removal would be favorable to the interests of our stockholders.

         We are subject to Section 1110 of the Iowa Business Corporation Act which limits transactions between a publicly held company and "interested stockholders" (generally, those stockholders who, together with their affiliates and associates, own 10% or more of a company's outstanding voting stock). This provision of Iowa law also may have the effect of deterring potential acquisitions of us.

We do not anticipate paying dividends to our stockholders.

         We have never paid dividends. We intend to retain any future earnings for use in our business and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

                                 USE OF PROCEEDS

     No cash consideration is being paid for the grant of the options under the 1994 Agents' Stock Option Plan and therefore we will not receive any proceeds from the grant of such options. In the event that any of the options granted under the 1994 Brokers' and Agents' Nonqualified Stock Option Plan are exercised, we will receive proceeds from such exercises, if any, in an amount equal to the exercise price of the options, times the number of options which may be exercised from time to time. The current exercise price for the options is set at $.50 per share, subject to future modification. The options may be exercised at any time during the term commencing on the date of their grant and ending on that date which is three years from the date of grant, unless extended. This period for options which have already been granted currently begins as of September 11, 1995 and runs through March 9, 2004. As of the date of this prospectus, no options have been exercised and all options issued to date remain exercisable.

         In the event that any of the options are exercised in the future, it is currently anticipated that we will use the proceeds from any such exercise for general corporate and working capital purposes. We reserve the right to change the use of any such proceeds in the future as unknown or unforeseen needs arise.

                           PRICE RANGE OF COMMON STOCK

         Our common stock is not traded on any national stock exchange, any automated quotation system, or any other recognized market. Trading in our common stock occurs on only a workout basis involving entities who have agreed to make a market in our common stock from time to time.

     The current exercise price to exercise the options granted under the 1994 Broker's and Agent's NonqualifiedAgents' Stock Option Plan and acquire shares of our common stock is $.50 per share. This exercise price was arbitrarily determined by us in connection with the establishment of the 1994 Broker's and Agent's NonqualifiedAgents' Stock Option Plan and bears no relationship to the book value or any market value of our common stock. Such exercise price is subject to revision from time to time in the future, as warranted.

  DESCRIPTION OF THE 1994 BROKERS' AND AGENTS's NONQUALIFIED STOCK OPTION PLAN

Purpose

     The 1994 Brokers' and Agents' Nonqualified Stock Option Plan is intended to advance the interests of the Company by attracting and retaining insurance brokers and agents and to furnish additional incentive to such persons upon whose initiative and efforts the successful conduct and development of the business largely depends, by encouraging such persons to become owners of our common stock.
Administration

     The 1994 Brokers' and Agents' Nonqualified Stock Option Plan will be administered by a Committee of the following four members of the board of directors: Wayne E. Ahart, C. Don Byrd, Kenneth Tobey and Barry N. Shamas. The Committee shall have final authority to determine the individuals to whom options shall be granted and to determine the number of shares, purchase price and other terms related to the options granted and to administer the 1994 Agents' Stock Option Plan in accordance with its terms.

Participants

     Participants in the 1994 Brokers' and Agents' Nonqualified Stock Option Plan will be selected by the Committee. Such persons may include individuals with the following titles: Area General Agent, General Agent and Personal Producing General Agent.

Number of Shares Subject to Options

     The aggregate number of shares of common stock which may be issued upon exercise of options granted under the 1994 Brokers' and Agents' Nonqualified Stock Option Plan shall not exceed 2,000,000 shares, subject to amendment. All shares for which options are granted which for any reason are cancelled or which expire unexercised shall be available for granting of further options under the 1994 Brokers' and Agents' Nonqualified Stock Option Plan.

Exercise Price and Term

         The exercise price of common stock offered to eligible participants may be less than the full market value of the common stock at the date of grant. The term of each option shall be established by the Committee but in no event shall be longer than five years from the date of grant.

Exercise of Options

         The exercise of options may be subject to a vesting schedule determined by the Committee on the date of grant. No option shall be exercisable after the expiration of five years from the date of grant, unless extended. In the case of shares issued to affiliates of the Company, unless the shares are registered pursuant to the requirements of the Securities Act of 1933, as amended, restrictions on exercise under the federal securities laws may exist and certificates representing shares issued upon exercise will bear a legend describing such restrictions.

Agreements

     All options granted under the 1994 Brokers' and Agents' Nonqualified Stock Option Plan shall be evidenced by an agreement between the Company and the participant and shall contain such terms as may from time to time be approved by the Committee, subject to the limitations and conditions contained in the 1994 Agents' Stock Option Plan.

Manner of Exercise

         An option may be exercised by delivery of a written notice of such election to us specifying the number of shares with respect to which the option is being exercised and specifying a date on which the shares are to be delivered and payment made therefor. The date of delivery of the shares shall be at least twenty-one days after such notice is given. In the event payment for the shares is not made on the specified date, the option shall become inoperative as to shares which are not paid for and accepted, but shall continue with respect to any remaining shares subject to the option as to which exercise has not yet been made.

Restrictions on Transferability

         Any option granted under the 1994 Agents' Stock Option Plan shall be exercisable only during the lifetime of the optionee and may not be assigned, pledged or hypothecated in any way, shall not be subject to execution, and shall not be transferable by the optionee otherwise than by will or laws of descent and distribution.

Termination of Agency

         If the agency or employment of an optionee terminates for any reason other than death or total or permanent disability, options granted under the 1994 Agents' Stock Option Plan to such optionee which shall not have been exercised shall be canceled; provided, however, that such optionee may exercise any of such options within three months after the date of termination to the extent such options were exercisable as of that date.

Termination by Death or Disability

         In the event of the death of an optionee any option held by him at the time of his death shall be transferred as provided in his will or is determined by the laws of descent and distribution, and may be exercised by the optionee's estate or any person who acquired the options from the estate at any time or from time to time within three months after the date of death or total disability, to the extent such option was exercisable on such date. In the event an optionee becomes totally and permanently disabled, any option held by him on the date of the onset of such disability may be exercised by the optionee or his legally appointed agent or conservator within three months after the date of the onset of such disability.

Adjustments

         In the event the outstanding shares of our common stock are subsequently increased or decreased or changed into or exchanged for a different number or kind of shares or securities of the Company or another corporation by reason of a recapitalization, reclassification, stock split up, combination of shares, reorganization, tender offer or dividend or other distribution paid in common stock, appropriate adjustments shall be made by the Committee in the number and kind of shares on which options may be granted. Additionally, the Committee shall make appropriate adjustments in unexercised options so that the proportionate interest of the holder of the options to the extent practicable may be maintained as before the occurrence of such event.

Amendment

     The Board of Directors may amend or discontinue the 1994 Agents' Stock Option Plan at any time provided that no unexercised option granted under the 1994 Brokers' and Agents' Nonqualified Stock Option Plan may be altered or canceled, except in accordance with its terms, without the consent of the optionee to whom the option has been granted; provided, however, that any such amendment may be subject to approval by our shareholders under the applicable law.

Term

     No option may be granted under the 1994 Brokers' and Agents' Nonqualified Stock Option Plan after the expiration of ten years from the date on which the 1994 Agents' Stock Option Plan was approved by the shareholders of the Company.

                          DESCRIPTION OF CAPITAL STOCK

General

         The following brief description of our capital stock does not purport to be complete and is subject in all respects to applicable Iowa law and to the provisions of our certificate of incorporation and our bylaws, copies of which have been filed with the SEC.

     Our authorized capital stock consists of 45,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, $2.00 par value. As of September 4, 2001, there are 23,311,944 shares of common stock issued and outstanding, no shares of preferred stock outstanding and 935,075 shares of common stock currently issuable upon exercise of outstanding options.

Common Stock

         Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, including the election of directors. Holders of our common stock do not have cumulative voting rights and, therefore, holders of a majority of the shares voting for the election of directors can elect all the directors. Under these circumstances, holders of the remaining shares will not be able to elect any directors.

         Holders of our common stock are entitled to receive dividends when declared by the board of directors out of funds legally available for the payment of dividends, after payment of dividends required to be paid on outstanding preferred stock, if any, and subject to the terms of agreements governing our debt, if any. In the event that we liquidate, dissolve or wind up our operations, the holders of common stock are entitled to share pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding, if any.

         The common stock has no preemptive, conversion or redemption rights and is not subject to further calls or assessments. All of the outstanding shares of common stock are validly issued and are fully paid and nonassessable.

         The common stock is not listed on any national exchange or any automated quotation system. The transfer agent and registrar for the common stock is Regions Bank.

Preferred Stock

         The board of directors is authorized without further stockholder action to provide for the issuance from time to time of up to 1,000,000 shares of preferred stock, par value $2.00 per share, in one or more series, with the powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions as will be set forth in the resolutions providing for the issue of that series of preferred stock adopted by the board of directors. The holders of preferred stock will not have preemptive rights unless otherwise provided in the applicable certificate of designation. Preferred stock may have voting or other rights that could adversely affect the rights of holders of the common stock. In addition, the issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, under some circumstances, make it more difficult for a third party to gain control of us, discourage bids for the common stock at a premium, or otherwise adversely affect the market price of the common stock. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding.

Possible Anti-Takeover Effect of Bylaw Provisions

         The Iowa Business Corporation Act and provisions of our bylaws could have the effect of discouraging a potential acquirer or making it more difficult to acquire us by means of a tender offer, a merger transaction, a proxy contest or otherwise, even though this type of acquisition might be economically beneficial to our stockholders. In addition, these provisions may make the removal of management more difficult, even in cases where the removal would be favorable to the interests of our stockholders.

Director's Liability

         Our certificate of incorporation provides that our directors shall not be liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the director derives an improper personal benefit, and (d) for any acts otherwise prohibited under the Iowa Business Corporation Act. The effect of this provision of our certificate of incorporation is to eliminate our rights and the rights of our stockholders (through stockholders' derivative suits on our behalf) to recover monetary damages from a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (a) through (d) above. This provision does not limit or eliminate our rights or the rights of our stockholders to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our bylaws provide that we shall indemnify our directors and executive officers to the extent stated in the bylaws.

Section 490.1110 of the Iowa Business Corporation Act

     We are an Iowa corporation and are subject to Section 490.1110 of the Iowa Business Corporation Act. In general, Section 490.1110 prevents an "interested stockholder," which is defined as a person who is the owner of 10% or more of a corporation's voting stock, or who, as an affiliate or associate of a corporation, was the owner of 15% or more of that corporation's voting stock within the prior three years and the affiliates and associates of such person, from engaging in a "business combination" as defined under the Iowa Business Corporation Act with an Iowa corporation for three years following the date the person became an interested stockholder.

unless: (a) before such person became an interested stockholder, the board of directors of the corporation approved the transaction or the business combination in which the interested stockholder became an interested stockholder; (b) upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began (excluding shares owned by persons who are both officers and directors of the corporation and shares held by some employee stock ownership plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (c) following the transaction in which the person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the "interested stockholder." A "business combination" generally includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the "interested stockholders."

Certain Effects of Authorized but Unissued Stock

     As of September 4, 2001, our authorized but unissued capital stock consists of 21,688,056 shares of common stock, 2,000,000 shares of which are reserved for issuance upon the exercise of options granted under our 1994 Brokers' and Agents' Nonqualified Stock Option Plan, and 1,000,000 shares of preferred stock. All of the authorized but unissued shares of capital stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including issuance pursuant to employee stock options and other employee plans, director stock options and future public offerings to raise additional capital or to facilitate corporate acquisitions.

         Presently, we do not have any plans to issue additional shares of common stock other than shares of common stock that may be issued upon exercise of existing options or options that may be granted in the future to our directors or employees.

Shares Eligible for Future Sale

     We currently have 23,311,944 shares of our common stock outstanding. Upon the completion of this offering, we will have an additional 2,000,000 shares registered for issuance pursuant to the 1994 Brokers' and Agents' Nonqualified Stock Option Plan. All of the shares sold in this offering may be resold by anyone who is not one of our affiliates, without registration under the Securities Act. The shares held by our affiliates may only be sold if they are registered under the Securities Act or under an exemption from registration, such as the exemption provided by Rule 144 under the Securities Act.

         In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell within any three-month period a number of shares that does not exceed:

         - the greater of 1% of the outstanding shares of our common stock, which would be approximately 233,119 shares based upon the number of shares outstanding after this offering; and

         - the reported average weekly trading volume in the common stock during the four weeks preceding the date on which notice of the sale was filed under Rule 144.

         Sales under Rule 144 are also subject to certain manner of sale restrictions, volume limitations and notice requirements and are limited subject to the availability of current public information concerning us.

     In addition, as of September 31, 2001, there were 2,000,000 shares of common stock reserved for issuance pursuant to our stock option plans and options for the purchase of 935,075 shares of common stock were outstanding. These shares will be available for sale in the public market from time to time upon registration or pursuant to available exemptions from registration. The sale of these shares might depress the price of our common stock.

                              PLAN OF DISTRIBUTION

         The common stock offered by this prospectus is the common stock underlying options which may be granted to certain agents affiliated with us pursuant to our 1994 Agents' Stock Option Plan. In the event that such options are exercised and the underlying common stock is issued, the agents as stockholders may sell or distribute some or all of the shares of common stock offered by this prospectus from time to time through underwriters, dealers, brokers, or other agents or directly to one or more purchasers, including pledges, in privately negotiated transactions, or by any other legally available means. These transactions may be effected by the stockholders at market prices, at negotiated prices, or at fixed prices, which may be changed. Underwriters, brokers, dealers, or other agents participating in these transactions as agent for the stockholder may receive compensation in the form of discounts, concessions, or commissions from the stockholders, and, if they act as agent for the purchaser of the shares being sold, from the purchaser. The discounts, concessions, or commissions given to a particular underwriter, broker, dealer, or other agent might be in excess of those customary in the type of transaction involved.

         The stockholders and any underwriters, brokers, dealers or other agents that participate in a distribution of the shares offered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any discounts, commissions, or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Neither we nor the stockholders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any underwriter, broker, dealer or other agent relating to the sale or distribution of the shares offered by this prospectus.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of any of the shares offered by this prospectus may not simultaneously engage in market activities with respect to our common stock for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Rule 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares offered by this prospectus. Any of those rules or regulations may affect the marketability of our common stock.

         In order to comply with certain states' securities laws, if applicable, the shares offered by this prospectus will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states our common stock may not be sold unless it has been registered or qualified for sale in the state or an exemption from registration or qualification is available and we comply with the exemption.

                                  LEGAL MATTERS

         The validity of certain of the common stock offered by this prospectus will be passed upon for us by Friday, Eldredge & Clark, LLP, Little Rock, Arkansas.

                                     EXPERTS

         Our consolidated financial statements at December 31, 2000 and December 31, 1999 and for each of the three years in the period ended December 31, 2000, 1999 and 1998, incorporated by reference in this prospectus and registration statement have been audited by Smith, Carney & Co., p.c., independent auditors, as set forth in their reports incorporated by reference herein, in reliance upon such reports given upon the authority of Smith, Carney & Co., p.c., as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended March 31, 2001 and March 31, 2000 and June 30, 2001 and June 30, 2000 which is incorporated herein by reference, Smith, Carney & Co., p.c. have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, both of which are incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Smith, Carney & Co., p.c. are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                              AVAILABLE INFORMATION

         We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission. We have also filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act of 1933, as amended, with respect to the common stock to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. If a contract, agreement or other document has been filed as an exhibit to the registration statement, we refer you to the copy of each such contract, agreement or other document filed as an exhibit to the registration statement for a more complete description of the matter involved. The registration statement and any reports, proxy statements and other information filed by us with the SEC pursuant to the informational requirements of the Securities Exchange Act of 1934, as amended, may be inspected and copies obtained at the following public reference facilities of the Securities and Exchange Commission:

Washington, D.C.                            New York, New York                          Chicago, Illinois
Room 1024, Judiciary                        Seven World Trade Center                    500 West Madison St.
Plaza 450 Fifth Street, N.W.                Suite 1300                                  Suite 1400
Washington, D.C., 20549                     New York, New York 10048                    Chicago, IL 60661

         You can also request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Certain of our filings are also available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. The information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. This updated and superseded information shall not, except as so modified or superseded, constitute a part of this prospectus. We are incorporating by reference our Form 8-A as filed with the SEC on April 29, 1988, our Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2000 and 1999 as filed with the SEC on April 9, 2001 and March 30, 2000, respectively, our Quarterly Report on Form 10-Q for the period ended March 31, 2001 as filed with the SEC on May 15, 2001, our Quarterly Report on Form 10-Q for the period ended June 30, 2001 as filed with the SEC on August 9, 2001, and our Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders held June 13, 2001 as filed with the SEC on May 7, 2001. All other documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15

(d) of the Exchange Act after the initial filing of the registration statement and prior to the termination of this offering shall also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the respective dates of the filing of such documents.

         We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of these documents, other than exhibits to those documents that are not specifically incorporated by reference into the documents. You may request copies by contacting BNL Financial Corporation, 2100 West William Cannon, Suite L, Austin, Texas 78745, Attention:
Jerry Ann Ouzts, Telephone No. 512-383-0220.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

         In connection with the issuance and distribution of the securities being registered with this registration statement, we will bear the following estimated expenses:

SEC registration fee.....................................................$250.00

Accounting fees and expenses** ........................................_________
Legal fees and expenses**  ............................................_________
Blue Sky expenses and counsel fees** .................................._________
Printing and engraving expenses**  ...................................._________
Transfer Agent and Registrar's fees and expenses** ...................._________
Miscellaneous expenses**  ............................................._________

                                     Total                             $________

*To be filed by amendment.
**Except for the SEC registration fee, all the above expenses have been estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

A. The Business Corporation Act of the State of Iowa provides as follows:

490.832 Personal liability - directors.

The articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the provision does not eliminate or limit the liability of a director for a breach of the director's duty of loyalty to the corporation or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for a transaction from which the director derives an improper personal benefit, or under section 490.833. A provision shall not eliminate or limit the liability of a director for an act or omission occurring prior to the date when the provision in the articles of incorporation becomes effective.

490.851 Authority to indemnify.
1. Except as provided in subsection 4, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if all of the following apply:
a. The individual acted in good faith.
b. The individual reasonably believed:
(1) In the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests. (2) In all other cases, that the individual's conduct was at least not opposed to the corporation's best interests.
c. In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. 2. A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 1, paragraph "b", subparagraph (2). 3. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.
4. A corporation shall not indemnify a director under this section in either of the following circumstances:
a. In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation.
b. In connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. 5. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

490.852 Mandatory indemnification.
Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding

490.853 Advance for expenses.
1. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if any of the following apply:
a. The director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in section 490.851. b. The director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet that standard of conduct.
c. A determination is made that the facts then known to those making the determination would not preclude indemnification under this part. 2. The undertaking required by subsection 1, paragraph "b", must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.
3. Determinations and authorizations of payments under this section shall be made in the manner specified in section 490.855.
490.854 Court-ordered indemnification.
Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines either of the following:
1. The director is entitled to mandatory indemnification under section 490.852, in which case the court shall also order the corporation to pay the directors reasonable expenses incurred to obtain court-ordered indemnification.

2. The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 490.851 or was adjudged liable as described in section 490.851, subsection 4, but if the director was adjudged so liable the director's indemnification is limited to reasonable expenses incurred.

490.855 Determination and authorization of indemnification.
1. A corporation shall not indemnify a director under section 490.851 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 490.851.
2. The determination shall be made by any of the following:
a. By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding.
b. If a quorum cannot be obtained under paragraph "a", by majority vote of a committee duly designated by the board of directors, in which designation directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding.
c. By special legal counsel:
(1) Selected by the board of directors or its committee in the manner prescribed in paragraph "a" or "b". (2) If a quorum of the board of directors cannot be obtained under paragraph "a" and a committee cannot be designated under paragraph "b", selected by majority vote of the full board of directors, in which selection directors who are parties may participate. d. By the shareholders, but shares owned by or voted under the control of directors who are  at  the  time  parties  to  the  proceeding  shall  not  be  voted  on  the determination. 3. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection 2, paragraph "c" to select counsel.

490.856 Indemnification of officers, employees, and agents.
Unless a corporation's articles of incorporation provide otherwise all of the following apply: 1. An officer of the corporation who is not a director is entitled to mandatory indemnification under section 490.852, and is entitled to apply for court-ordered indemnification under section 490.854, in each case to the same extent as a director.
2. The corporation may indemnify and advance expenses under this part to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director. 3. A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.
490.857 Insurance.
A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by that individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify that individual against the same liability under section 490.851 or 490.852
490.858 Application of part E.
Except as limited in section 490.851, subsection 4, paragraph "a" and subsection 5 with respect to proceedings by or in the right of the corporation, the indemnification and advancement of expenses provided by, or granted pursuant to, sections 490.850 through 490.857 are not exclusive of any other rights to which persons seeking indemnification or advancement of expenses are entitled under a provision in the articles of incorporation or bylaws, agreements, vote of shareholders or disinterested directors, or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding the office. However, such provisions, agreements, votes, or other actions shall not provide indemnification for a breach of a director's duty of loyalty to the corporation or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, for a transaction from which the person seeking indemnification derives an improper personal benefit, or for liability under section 490.833.

         B. The Articles of Incorporation of the Company provide as follows:

                                    ARTICLE X

         A director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under Section 496A.44 of the Code of Iowa.

         C. The Bylaws of the Company provide as follows:

                                   "ARTICLE 7

                           INDEMNIFICATION; INSURANCE

     Section 7.01. Persons. The corporation shall indemnify, to the extent provided in Bylaws 7.02, 7.04 or 7.06:
     (1) any person who is or was a director, officer, agent or employee of the corporation; and

     (2) any person who serves or served at the corporation's request as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise.

     Section 7.02. Extent- Derivative Suits. In case of a suit by or in the right of the corporation against a person named in Bylaw 7.01 by reason of his holding a position named in Bylaw 7.01, the corporation shall indemnify him if he satisfies the standard in Bylaw 7.03, for expenses (including attorney's fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit.

     Section 7.03. Standard - Derivative Suits. In case of a suit by or in the right of the corporation, a person named in Bylaw 7.01 shall be indemnified only if:
         (1)      he is successful on the merits or otherwise; or

         (2) he acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation.

However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for fraud, gross negligence or intentional misconduct in the performance of his duty to the corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         Section 7.04. Extent - Nonderivative Suits. In case of a suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the corporation, together hereafter referred to as a nonderivative suit, against a person named in Bylaw 7.01 by reason of his holding a position named in Bylaw 7.01, the corporation shall indemnify him if he satisfies the standard in Bylaw 7.05, for amounts actually and reasonably incurred by him in connection with the defense or settlement of the non-derivative suit as:

         (1)      expenses (including attorneys' fees);
         (2)      amounts paid in settlement;
         (3)      judgments; and
         (4)      fines.

     Section 7.05. Standard - Nonderivative Suits. In case of a nonderivative suit, a person named in Bylaw 7.01 shall be indemnified only if:

         (1)      he is successful on the merits or otherwise, or

         (2) he acted in good faith in the transaction which is the subject of a nonderivative suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person failed to satisfy the standard of this Bylaw 7.05(2).

         Section 7.06. Determination that Standard Has Been Met. A determination that the standard of Bylaw 7.03 or 7.05 has been satisfied may be made by a court; or, except as stated in Bylaw 7.03(2) (2nd sentence), the determination may be made:

     (1) by a majority of the directors of the corporation (whether or not a quorum) who were not parties to the action, suit or proceeding; or

     (2) by independent legal counsel (appointed by a majority of the directors of the corporation, whether or not a quorum, or elected by the shareholders of the corporation) in a written opinion; or

         (3)      by the shareholders of the corporation.

     Section 7.07. Proration. Anyone making a determination under Bylaw 7.06 may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

     Section 7.08. Advance Payment. The corporation may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under Bylaws 7.01 -

              7.07 if:

                  (1) the board of directors authorizes the specific payment and

                  (2) the person receiving the payment undertakes in writing to repay such amount unless it is ultimately determined that he is entitled to indemnification by the corporation under Bylaws 7.01 - 7.07.

         Section  7.09.  Nonexclusive.  The  indemnification  provided by
Bylaws 7.01 - 7.07 shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

         Section 7.10. Continuation. The indemnification and advance payment provided by Bylaws 7.01 - 7.08 shall continue as to a person who has ceased to hold a position named in Bylaw 7.01 and shall inure to his heirs, executors and administrators.

         Section 7.11. Insurance. The corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in Bylaw 7.01, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under Bylaws 7.01 - 7.08."

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         The following is a list of exhibits filed as part of the registration statement:

4.1. Specimen form of certificate for common stock. (Filed as Exhibit 4.1 to BNL Financial Corporation's Registration Statement on Form S-1 (No. 33-____) and incorporated herein by reference.)

5.1. Form of Opinion of Friday, Eldredge & Clark, LLP, counsel to BNL Financial Corporation, as to the legality of the securities being offered.

23.1. Consent of Friday, Eldredge & Clark, LLP (included in Exhibit 5.1).

23.2. Consent of Smith, Carney & Co., p.c.

24.1.Powers of Attorney  (included on pages II-12 and II-13 of the  Registration
     Statement).

ITEM 17. UNDERTAKINGS

         We hereby undertake:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement;

(iii) To include any additional or changed material information on the plan of distribution.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished by us pursuant to the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To  file  a   post-effective   amendment  to  remove  from
registration any of the securities that remain unsold at the end of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in that registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

         (5) That, as far as indemnification for liabilities arising under the Securities Act may be permitted to any of our directors, officers and controlling persons pursuant to the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by this director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                     SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe we meets all requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, who is duly authorized, in the City of Austin, State of Texas on the 31st day of August, 2001.

                                     BNL FINANCIAL CORPORATION



                                     By:  /s/ Wayne E. Ahart
                                         ---------------------------
                                         Wayne E. Ahart
                                         Chairman of the Board

                                                  POWER OF ATTORNEY

         The undersigned directors and officers of BNL Financial Corporation hereby constitute and appoint Wayne E. Ahart and Barry N. Shamas, and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-3 and any and all amendments to this
Registration  Statement  and  to  sign  any  and  all  additional   registration
statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462 (b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date first above indicated:

SIGNATURE                                              TITLE

/s/ Wayne E. Ahart
___________________________________      Chairman of the Board and Director
         Wayne E. Ahart                  (Principal Executive Officer)

/s/ C. Donald Byd
___________________________________      Vice Chairman of the Board and
         C. Donald Byrd                  Director

/s/ Kenneth Tobey
___________________________________      President and Director
         Kenneth Tobey

/s/ Barry N. Shamas
___________________________________      Executive Vice President, Treasurer and
         Barry N. Shamas                 Director (Principal Financial and
                                         Accounting Officer)

/s/ Hayden Fry
___________________________________      Director
         Hayden Fry

/s/ John Greig
___________________________________      Director
         John Greig

/s/ Roy Keppy
___________________________________      Director
         Roy Keppy

/s/ James McCormick
___________________________________       Director
         James McCormick

/s/ James A. Mullins
___________________________________       Director
         James A. Mullins

/s/ Robert Rigler
___________________________________       Director
         Robert R. Rigler

/s/ Stanley Schoelerman
___________________________________       Director
         Stanley Schoelerman

/s/ Orville Sweet
___________________________________       Director
         Orville Sweet

/s/ Cecil Alexander
___________________________________       Director
         Cecil Alexander

/s/ Richard Barclay
___________________________________       Director
         Richard Barclay

/s/ Eugene Cernan
___________________________________       Director
         Eugene A. Cernan

/s/ Roy Ledbetter
___________________________________       Director
         Roy Ledbetter

/s/ John E. Miller
___________________________________       Director
         John E. Miller

/s/ Chris Schenkel
___________________________________       Director
         Chris Schenkel

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                               DESCRIPTION

4.1. Specimen form of certificate for common stock. (Filed as Exhibit 4.1 to BNL Financial Corporation's Registration Statement on Form S-1 (No. 33-____) and incorporated herein by reference.)

5.1. Form of Opinion of Friday, Eldredge & Clark, LLP, counsel to BNL Financial Corporation, as to the legality of the securities being offered. 23.1. Consent of Friday, Eldredge & Clark, LLP (included in Exhibit 5.1). 23.2. Consent of Smith, Carney & Co., p.c.

24.1.Powers of Attorney  (included on pages II-12 and II-13 of the  Registration
     Statement).

                                  EXHIBIT 23.2


                                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration statement of BNL Financial Corporation on Form S-3 of our reports dated February 10, 2001 and February 12, 2000 appearing in the Annual Reports on form 10K-SB of BNL Financial Corporation and Subsidiaries as of December 31, 2000 and 1999, to the extent incorporation by reference of the financial statements referred to in such reports is required in this registration statement. We also consent to the reference to us under the heading "Experts" in the Prospectus which is part of this registration statement.

SMITH, CARNEY & CO., p.c.
Oklahoma City, Oklahoma
SEPTEMBER 4, 2001

                                   EXHIBIT 5.1


                             FRIDAY ELDREDGE & CLARK

HERSCHEL H. FRIDAY (1922-1994)
WILLIAM H. SUTTON, P.A.
BYRON M. EISEMAN, JR., P.A.
JOE D. BELL, P.A.
JAMES A. BUTTRY, P.A.
FREDERICK S. URSERY, P.A.
OSCAR E. DAVIS, JR., P.A.
JAMES C. CLARK, JR., P.A.
THOMAS P. LEGGETT, P.A.
JOHN DEWEY WATSON, P.A.
PAUL B. BENHAM III, P.A.
LARRY W. BURKS, P.A.
A. WYCKLIFF NISBET, JR., P.A.
JAMES EDWARD HARRIS, P.A.
J. PHILLIP MALCOM, P.A.
JAMES M. SIMPSON, P.A.
JAMES M. SAXTON, P.A.
J. SHEPHERD RUSSELL III, P.A.
DONALD H. BACON, P.A.
WILLIAM THOMAS BAXTER, P.A.
BARRY E. COPLIN, P.A.
RICHARD D. TAYLOR, P.A.
JOSEPH B. HURST, JR., P.A.
ELIZABETH ROBBEN MURRAY, P.A.
CHRISTOPHER HELLER, P.A.
LAURA HENSLEY SMITH, P.A.
ROBERT S. SHAFER, P.A.
WILLIAM M. GRIFFIN III, P.A.
MICHAEL S. MOORE, P.A.
DIANE S. MACKEY, P.A.
WALTER M. EBEL III, P.A.
KEVIN A. CRASS, P.A.
WILLIAM A. WADDELL, JR., P.A.
SCOTT J. LANCASTER, P.A.
M. GAYLE CORLEY, P.A.
ROBERT B. BEACH, JR., P.A.
J. LEE BROWN, P.A.
JAMES C. BAKER, JR., P.A.
HARRY A. LIGHT, P.A.
SCOTT H. TUCKER, P.A.
GUY ALTON WADE, P.A.
PRICE C. GARDNER, P.A.
TONIA P. JONES, P.A.
DAVID D. WILSON, P.A.
JEFFREY H. MOORE, P.A.
DAVID M. GRAF, P.A.
CARLA GUNNELS SPAINHOUR, P.A.
JOHN C. FENDLEY, JR., P.A.
JONANN ELIZABETH CONIGLIO, P.A.
R. CHRISTOPHER LAWSON, P.A.
GREGORY D. TAYLOR, P.A.
TONY L. WILCOX, P.A.
FRAN C. HICKMAN, P.A.
BETTY J. DEMORY, P.A.
LYNDA M. JOHNSON, P.A.
JAMES W. SMITH, P.A.
CLIFFORD W. PLUNKETT, P.A.
DANIEL L. HERRINGTON, P.A.
MARVIN L. CHILDERS
K. COLEMAN WESTBROOK, JR.
ALLISON J. CORNWELL
ELLEN M. OWENS
JASON B. HENDREN
BRUCE B. TIDWELL
MICHAEL E. KARNEY
KELLY MURPHY MCQUEEN
JOSEPH P. MCKAY
ALEXANDRA A. IFRAH
JAY T. TAYLOR
MARTIN A. KASTEN
BRYAN W. DUKE
JOSEPH G. NICHOLS
ROBERT T. SMITH
RYAN A. BOWMAN
TIMOTHY C. EZELL
T. MICHELLE ATOR
KAREN S. HALBERT
SARAH M. COTTON
B.S. CLARK
WILLIAM L. TERRY
WILLIAM L. PATTON, JR.
H.T. LARZELERE, P.A.
JOHN C. ECHOLS, P.A.
A.D. MCALLISTER
MICHAEL E. KARNEY
LITTLE ROCK
TEL 501-370-3394
FAX 501-244-5372
mkarney@fec.net
                                ATTORNEYS AT LAW

                         A LIMITED LIABILITY PARTNERSHIP

                               www.fridayfirm.com


                               2000 REGIONS CENTER

                                400 WEST CAPITOL

                        LITTLE ROCK, ARKANSAS 72201-3493

                             TELEPHONE 501-376-2011

                                FAX 501-376-2147



                            237 EAST MILLSAP, SUITE 7

                          FAYETTEVILLE, ARKANSAS 72703

                             TELEPHONE 501-695-2011

                                FAX 501-695-2147




                             208 NORTH FIFTH STREET

                           BLYTHEVILLE, ARKANSAS 72315

                             TELEPHONE 870-762-2898

                                FAX 870-762-2918


                                                  August __, 2001



BNL Financial Corporation
2100 West William Cannon, Suite L
Austin, Texas 78745

Ladies and Gentlemen:

         We have acted as counsel to BNL Financial Corporation, an Iowa corporation (the "Company"), with respect to the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3, and a Post-Effective Amendment No. 1 to a Registration Statement on Form SB-2 (the "Registration Statement") covering the issuance of up to 2,000,000 shares of the Company's shares of Common Stock, no par value (the "Shares").

         Based on our review of the Company's organizational documents, the option plan pursuant to which the Shares are issuable and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that the Shares will, when sold, be legally issued, fully paid and non-assessable.

     In connection with this opinion, we have examined and relied upon, without further investigation, the following in connection with rendering the opinions expressed herein: __________________ (a) the Plan and the form of the Agreements; (b) the Articles of Incorporation, and the Company's Bylaws; (c) the Registration Statement; (d) minutes of directors' and stockholders' meetings, and (e) such other documents, certificates, records, and oral statements of public officials and the officers of the Company as we deemed necessary for the purpose of rendering opinions expressed herein.

BNL Financial Corporation
August ___, 2001
Page Two


         In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies or by facsimile or electronic mail, and the authenticity of the originals from which such copies, facsimiles, or electronic transmissions were made. In our examination of documents, including the Agreements, executed by persons, legal or natural, other than the Company, we have assumed that such persons had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that such documents are valid and binding. We have also assumed the conformity of all Agreements to the form reviewed of such Agreements.

         This opinion letter is limited to the specific legal issues that it expressly addresses, and accordingly, no opinion may be inferred or implied beyond the matters expressly stated in this letter. We express no opinion as to the law of any jurisdiction other than the General Corporation Law of the State of Arkansas, as amended. For purposes of this opinion, we have assumed that the substantive provisions of the General Corporation Law of the State of Iowa are identical to those of the State of Arkansas. We are not admitted to the Iowa Bar. In expressing our opinions set forth herein, we have reviewed and relied upon, without further investigation, such laws as published in generally available sources.

         We consent to the filing of this opinion letter, or a reproduction thereof, as an exhibit to the Registration Statement. In giving such consent, however, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated by the Securities and Exchange Commission thereunder.

         This opinion letter is rendered as of the date set forth above, and we have no continuing obligation to inform you of any changes in the applicable law or the facts after such date or facts after such date or facts of which we become aware after the date hereof, even though such changes could affect our opinions expressed herein.

                                                     Very truly yours,


                                                   FRIDAY, ELDREDGE & CLARK, LLP